Exhibit 2.9

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo.gov WY Secretary of State FILED: 10/28/2019 01:20 PM Original ID: 2011 - 000601911 Amendment ID: 2019 - 002677907 ..._ ---- ---- --- ---- -- - -- -- - - - - - ----------------- !.... 1 Profit Corporation Articles of Correction 1. Corporation n am e: prRA Bitcoin Inc 2. Document to be corrected: Exhibit "A" of Articles of Merger of Ther ap y Cells, Inc and XTRA Bitcoin Inc 3. Filed with the Wyoming Secretary of State on: p6t25/2019 (Date - mm/ddlyyyy) 4. Incorrect statement: l2.1 TCEL common stock. (as corrected with Articles of Correction filed 08/01/2019) 5. Reason it is incorrect or manner in which t h e execution was defective: referenced wrong Series Preferred stock to be issued 6. Correct statement: FROM: "...restricted Preferred A share equivalents..." TO: "...restricted Series E Preferred share quivalents..." Signature: , ..,..........,..... _ .... ------ = _ - , - J _ (May be executed by the Chair Print Name: jPaul Knudson Title : . l . c . . _ E _ o Date: !10/14/2019 (mm/dd/yyyy) Contact Person: f aul Knudson .. - ;:======================= Daytime Phone Number: † os - 630 - 6678 Email: eaul@xtrabitcoin.com, pck71 O@gmail.com (Email provided will receive annual report reminders andfilin evidence) *May list multiple email addresses 1 8 9 10 1 Che cklis t ,.,_t. C \ l A Please submit one originally signed document. - 8Ceh,8CJ S OCT I 8 2019 [2J Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State. [2J [2J [2J omp a Typical processing time is 3 - 5 business days following the date of receipt in our office. Please review form prior to submitting to the Secretary of State to ensure all areas have be delay in the processing of your documents. 1,. -- 'W.Yom!ng e P - ArticlesCorrection - Revised August 2019